UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

GRACE THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Suite 300 Princeton, New Jersey (Address of Principal Executive Offices)	08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 322-1602

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 23, 2025, Grace Therapeutics, Inc. (the “Company”) issued a press release announcing that the Company has secured approximately $4.0 million in additional funding through exercises of common warrants that were previously issued in a private placement that the Company closed in September 2023. The remaining 1,190,927 common warrants issued in the 2023 private placement have expired as the 60th day after the U.S. Food and Drug Administration’s acceptance for review of the Company’s New Drug Application for GTx-104 has passed. GTx-104 is a clinical-stage, novel, injectable formulation of nimodipine being developed for I.V. infusion to address significant unmet medical needs in aneurysmal subarachnoid hemorrhage patients.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
99.1	Press Release, dated October 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACE THERAPEUTICS, INC.

Date:	October 23, 2025	By:	/s/ Prashant Kohli
Prashant Kohli
Chief Executive Officer